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                                                                       EXHIBIT 3

                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1.      The present name of the corporation is:

                 GENESIS NET LEASE REALTY, INC.


2.      The identification number assigned by the Bureau is:   517-982


3.      All former names of the corporation are:

            Genesis Net Lease Realty, Inc.

4. The date of filing the original Articles of Incorporation was: September 28, 1998


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         THE FOLLOWING RESTATED ARTICLES OF INCORPORATION SUPERSEDE THE ARTICLES
         OF INCORPORATION AS AMENDED AND SHALL BE THE ARTICLES OF INCORPORATION FOR THE CORPORATION:

ARTICLE I
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  The name of the corporation is:
                        Gen-Net Lease Income Trust, Inc.

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ARTICLE II
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The purpose or purposes for which the corporation is formed are:

         To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan. Entity will comply with provisions of IRS Code to obtain special tax treatment as a REIT.

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ARTICLE III
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The total authorized shares:
   Common shares  10,000,000                  Preferred shares        Zero

   A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

      as described in Article VIII

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ARTICLE IV
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1.       The address of the registered office is:

         200 East Big Beaver Road           Troy,  Michigan    48083
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            (Street Address)                    (City)       (Zip Code)

2.       The mailing address of the registered office, if different than above:
         P.O. Drawer 427             Grosse Ile,  Michigan   48138
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          (Street Address)             (City)              (Zip Code)

3.       The name of the resident agent is:    Jerry D. Bringard


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ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE)
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

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ARTICLE VI (OPTIONAL.  DELETE IF NOT APPLICABLE)
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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents, dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

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ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH
ADDITIONAL PAGES IF NEEDED.)
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   See Attached Pages

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5.     COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
       UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.
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       a.   / /     Those Restated Articles of  Incorporation were duly adopted on the _________________ day
                    of _____________________, ____________ in accordance with
                    the provisions of Section 842 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                    Signed this _____   ___ day of _________, ______.

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       ----------------------------------   ----------------------------------
       (Signatures of Incorporators; Type or Print Name Under Each Signature)
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       b.    X      These Restated Articles of Incorporation were duly adopted on the 24th day of August, 2001. in accordance with the provisions of Section 642 of the Act and;
                    (check one of the following)

            / / were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

            / / were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

            / / were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation).

             X were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

                       Signed this 24th day of August, 2001


                       By     /s/ Jerry D. Bringard
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                          (Signature of an authorized officer or agent)

                                       Jerry D. Bringard
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                                      (Type or Print Name)

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                                   ARTICLE VII

         The number of Directors of the Corporation shall not be less than three nor more than seven, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than three, or if more, then the minimum permitted by the Business Corporation Act of Michigan now or hereafter in force.

                                  ARTICLE VIII

         SECTION 1. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting forth the number of such shares already owned by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.

         SECTION 2. Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VIII, any in any event upon demand of the Board of Directors, such shareholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation
(A) owned directly and (B) owned indirectly (for purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and/or would be considered to won such shares by reason of the arbitration rules in Section 544 of the Internal Revenue Code of 1954, as amended, or any successor statute (the "Code") or the regulations issued thereunder, by the person filing the affidavit. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by shareholders under Treasury Regulation ss.157-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within 10 days after demand therefor and at least 15 days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the "Limit," as defined in Section 4 of this Article VIII. The Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred other than in compliance with the provisions of this Section.



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         SECTION 3. Any acquisition of shares of capital stock of the
Corporation that could or would result in the disqualification of the Corporation as a real estate investment trust under the Code shall be void AB INITIO to the fullest extent permitted under applicable law and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

         SECTION 4. Notwithstanding any other provision hereof to the contrary and subject to the provisions of Section 5 of this Article VIII, no person or persons acting as a group shall at any time directly or indirectly own in the aggregate more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which but for this Article VIII would be owned by a person or persons acting as a group and would, at any time, be in excess of the Limit shall be deemed "Excess Shares." For the purpose of determining ownership of Excess Shares, "ownership" of shares shall be deemed to include shares constructively owned by a person under the provisions of Section 544 of the Code and also shall include shares beneficially owned under the provisions of Rule 13d-3 promulgated under the Exchange Act. For purposes of determining persons acting as a group, "group" shall have the same meaning as such term has for purposes of Section 13(d)(3) of the Exchange Act. All shares of capital stock of the Corporation which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into such shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person or persons acting as a group to own more than the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer shares of capital stock of the Corporation if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.

         SECTION 5. The Limit set forth in Section 4 of this Article VIII shall not apply to the acquisition of shares of capital stock of the Corporation by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will be deemed to be Excess Shares. The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 2 of this Article VIII, ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the


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qualification of the Corporation as a real estate investment trust under the
Code and the regulations issued under the Code would not be jeopardized thereby.

         SECTION 6. At the discretion of the Board of Directors, all Excess Shares may be redeemed by the Corporation. Written notice of redemption shall be provided to the holder of the Excess Shares not less than one week prior to the date designated by the Board of Directors for redemption (the "Redemption Date") determined by the Board of Directors and included in the notice of redemption. The redemption price to be paid for Excess Shares shall be equal to (A) the closing price of such shares on the principal national securities exchange on which such shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (B) if such shares are not so listed or admitted to trading, the closing price on such last business day as reported on the NASDAQ System, if quoted thereon, or (C) if the redemption price is not determinable in accordance with clause (A) or (B) of this sentence, the net asset value of such shares determined in good faith by the Board of Directors. Notwithstanding the foregoing, in no event shall the redemption price of any shares of capital stock of the Corporation be greater than the net asset value of such shares determined in good faith by the Board of Directors. The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any shares of capital stock of the Corporation called for redemption shall cease to be entitled to any distribution and other benefits with respect to such shares, except the right to payment of the redemption price fixed as aforesaid.

         SECTION 7. Nothing contained in this Article VIII or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its shareholders by maintaining the Corporation's eligibility to be, and preserving the Corporation's status as, a qualified real estate investment trust under the Code.

         SECTION 8. For purposes of this Article VIII only, the term "person" shall include individuals, corporations, limited partnerships, general partnership, joint stock companies or associations, joint ventures, associations consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         SECTION 9. If any provision of this Article VIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected only to the extent necessary to comply with the determination of such court.


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                                   ARTICLE IX

         Directors of the Corporation may be removed by the shareholders, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at any annual meeting or special meeting of the shareholders for which notice of such proposed removal was included in the notice of such meeting.

                                    ARTICLE X

         No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding.

                                   ARTICLE XI

         A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the Director's fiduciary duty. However, this Article XI shall not eliminate or limit the ability of a Director for any of the following:

         (a) A breach of the Director's duty of loyalty to the Corporation or its shareholders;

         (b) Acts or omissions not in good faith or that involve intentional misconduct or knowing;

         (c) A violation of Section 551(1) of the Michigan Business Corporation Act (MCL 450.1551(1));

         (d) A transaction from which the Director derived an improper personal benefit; or

         (e) An act or omission occurring before the effective date of this Article.

Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of any Director of the Corporation existing at the time of, or with respect to, any acts or omissions occurring before such repeal or modification.

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                                   ARTICLE XII

         The Corporation shall indemnify its Directors, officers and employees to the full extent provided by the Laws of the State of Michigan now or hereafter in force, including the advance of expenses under the procedures provided by such laws; provided that such Director, officer or employee shall have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation and such liability or loss was not the result of negligence or misconduct by such person.

                                  ARTICLE XIII

         The Corporation reserves the right from time to time to make any amendments to its charter which may be now or hereafter authorized by law, including any amendments changing the terms or contract rights of any of its outstanding capital stock by classification, reclassification, or otherwise. No amendment which changes the terms or contract rights of any of its outstanding capital stock shall be valid unless such amendment shall have been authorized by not less than two-thirds of the aggregate number of votes entitled to be cast thereon by a vote at a meeting. Any other amendment to the Corporation's charter shall be valid if such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon by a vote of a meeting. All rights and powers conferred by the charter of the Corporation upon shareholders, Directors and officers are granted herein subject to this reservation.